Exhibit 24.1

HAMILTON BEACH BRANDS HOLDING COMPANY

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers of Hamilton Beach Brands Holding Company, a Delaware corporation (the “Registrant”), does hereby constitute and appoint each of Gregory H. Trepp, Sally M. Cunningham and Lawrence K. Workman, Jr., or any of them, each acting alone, as the true and lawful attorney-in-fact or agent, or attorneys-in-fact or agents, for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (1) one or more Registration Statements on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933 of Class A Common Stock, par value $0.01 per share, of the Registrant deliverable in connection with the Hamilton Beach Brands Holding Company Executive Long-Term Equity Incentive Plan, as amended and restated, (2) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (3) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary, advisable or appropriate to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of February 26, 2024:

/s/ Gregory H. Trepp Gregory H. Trepp President and Chief Executive Officer and Director (Principal Executive Officer)	/s/ Sally M. Cunningham Sally M. Cunningham Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ Mark R. Belgya Mark R. Belgya Director	/s/ J.C. Butler, Jr. J.C. Butler, Jr. Director

/s/ Paul D. Furlow Paul D. Furlow Director	/s/ John P. Jumper John P. Jumper Director

/s/ Dennis W. LaBarre Dennis W. LaBarre Director	/s/ Michael S. Miller Michael S. Miller Director

/s/ Alfred M. Rankin, Jr. Alfred M. Rankin, Jr. Director	/s/ Thomas T. Rankin Thomas T. Rankin Director

/s/ James A. Ratner James A. Ratner Director	/s/ Clara R. Williams Clara R. Williams Director